Exhibit 10.1

FOURTH AMENDMENT

TO THE

NANOVIBRONIX, INC. 2014 LONG-TERM INCENTIVE PLAN

This FOURTH AMENDMENT TO THE NANOVIBRONIX, INC. 2014 LONG-TERM INCENTIVE PLAN (this “Amendment”), effective as of December 15, 2022, is made and entered into by NanoVibronix, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the NanoVibronix, Inc. 2014 Long-Term Incentive Plan (the “Plan”), as amended by the First Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan, which was approved by the Company’s stockholders on June 13, 2018, the Second Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan, which was approved by the Company’s stockholders on June 13, 2019, and the Third Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan, which was approved by the Company’s stockholders on December 29, 2021 (the “Third Amendment”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time;

WHEREAS, on November 1, 2021, the Board previously approved increasing the aggregate number of shares of Common Stock that may be issued under the Plan by 1,500,000 additional shares and intended to amend the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan, as set forth in Article 5 of the Plan, to a total of 3,364,286 shares of Common Stock (the “Third Amendment”), which increase was approved by the stockholders of the Company at the special meeting of stockholders of the Company held on December 29, 2021, but a scrivener’s error in the Third Amendment only increased the aggregate number of shares of Common Stock to a total of 3,346,286 shares of Common Stock (the “Third Amendment Discrepancy”);

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan, as set forth in Article 5 of the Plan, by one million five hundred thousand (1,500,000) shares of Common Stock;

WHEREAS, the Board also desires to correct the Third Amendment Discrepancy by amending the Plan to further increase the aggregate number of shares of Common Stock that may be issued under the Plan, as set forth in Article 5 of the Plan, by an additional eighteen thousand (18,000) shares of Common Stock; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is Four Million Eight Hundred Sixty-Four Thousand Two Hundred Eighty-Six (4,864,286) shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to an Executive Officer during any calendar year is six hundred sixty-nine thousand two-hundred fifty-seven (669,257) shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2. This Amendment shall be effective on the date first set forth above. In the event stockholder approval of this Amendment is not obtained within twelve (12) months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as Incentive Stock Options.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

NANOVIBRONIX, INC.

By:	/s/ Stephen Brown
Name:	Stephen Brown
Title:	Chief Financial Officer